SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

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                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 10, 1997

                  CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
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            (Exact Name of Registrant as Specified in Charter)


      Delaware                  0-19363                  13-3221852
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     (State or Other          (Commission              (IRS Employer
     Jurisdiction of          File Number)           Identification No.)
      Incorporation)


     110 East 59th Street, New York, New York                  10022
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     (Address of Principal Executive Offices)               (Zip Code)

     Registrant's Telephone Number, including area code   (212)906-8480


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        (Former Name or Former Address, if Changed Since Last Report)

     Item 5.   Other Events.

          On June 10, 1997, Cellular Communications International, Inc. (the "Company"), announced that Omnitel Pronto Italia, the Italian joint venture that is the second GSM cellular telephone licensee in Italy has informed CCIL that retroactive to February 1997 Italy's Posts and Telecommunications Ministry has announced a reduction of per minute interconnection fees from 200 lire to 140 lire (from approximately $.12 to $.08).

          Although this level is still higher than the European average of approximately $.05 (which in turn is more than twice the interconnect rate in the United States), CCIL is pleased with this initial reduction, and with the Ministry's announcement that it will engage in a further review to determine whether there should be additional reductions in the coming months.

          A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.


     Item 7.   Financial Statements and Exhibits.

               Exhibits

                  99           Press Release issued June 10, 1997.

                                 SIGNATURES



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
                                        (Registrant)


                         By: \s\ Richard J. Lubasch
                         Name:   Richard J. Lubasch
                         Title:  Senior Vice President, Secretary
                                   and General Counsel


     Dated: June 11, 1997

                              EXHIBIT INDEX



     Exhibit                                           Page


       99      Press Release issued on June 10, 1997.